Exhibit 99.1

ServiceNow Reports Financial Results for First Quarter 2016

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 20, 2016--ServiceNow (NYSE: NOW), the enterprise cloud company, today announced the financial results for its first quarter 2016.

First Quarter 2016 Results:

  Total revenues of $305.9 million, an increase of 44% year-over-year.
  GAAP net loss of $333.3 million, or loss of $2.06 per basic and diluted share, compared to a GAAP net loss of $58.1 million, or loss of $0.38 per basic and diluted share, in the first quarter of 2015.
  Non-GAAP net income of $14.5 million, or income of $0.09 per basic and diluted share, compared to a non-GAAP net income of $2.5 million, or income of $0.02 per basic share and $0.01 per diluted share, in the first quarter of 2015 (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Billings were $376.7 million, an increase of 41% year-over-year (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).
  Free cash flow was $67.1 million, or 22% of revenue (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Foreign exchange rate fluctuations did not significantly impact our actual year-over-year revenue or billings growth.

“We’re off to a strong start with our best first quarter ever,” said Frank Slootman, president and chief executive officer, ServiceNow. “Strong upsells and traction with our emerging products were two key growth vectors during the quarter.”

“We now have 249 customers each paying us more than $1 million in annualized contract value, an increase of 48% year-over-year,” said Michael Scarpelli, chief financial officer, ServiceNow. “We also landed a record 13 upsells in the quarter each with an annualized contract value greater than $1 million.”

Financial Outlook

The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense, amortization of purchased intangibles, amortization of debt discount and issuance costs related to the convertible senior notes, legal settlement expense and business combination related expenses (see table which reconciles these non-GAAP financial measures to the related GAAP measures).

Based on foreign exchange rates at the end of the first quarter, we are not forecasting a significant impact to our expected year-over-year revenue or billings growth due to foreign exchange rate fluctuations.

For the second quarter of 2016, we are forecasting average billings duration of 11.7 months, compared to average billings duration of 12.2 months in the second quarter of 2015. The forecasted decrease in average billings duration is due to one large customer order in the second quarter of 2015 that requested multi-year billings. We do not anticipate significant multi-year billings to occur in the second quarter of 2016. Our guidance below includes a comparison of billings growth rates on a constant average billings duration basis.

Please refer to our first quarter 2016 investor presentation, posted on our website at investors.servicenow.com, for additional information.

For the second quarter of 2016, we expect:

  Subscription revenues between $284 and $286 million, representing year-over-year growth between 42% and 43%.
  Professional services and other revenues between $48 and $49 million, representing year-over-year growth between 4% and 6%.
  Total revenues between $332 and $335 million, representing year-over-year growth between 35% and 36%.
  Subscription billings between $330 and $335 million, representing year-over-year growth between 37% and 39%, and 43% and 45% in constant average billings duration.
  Professional services and other billings of $40 million, flat year-over-year.
  Total billings between $370 and $375 million, representing year-over-year growth between 31% and 33%, and 36% and 38% in constant average billings duration.
  Subscription gross margin of approximately 83%, professional services and other gross margin, excluding Knowledge16 revenue, of approximately 11%, and overall gross margin, excluding Knowledge16 revenue, of approximately 75%. We expect Knowledge16 revenue to be approximately $11 million.
  Operating margin of approximately 7%, including $15 million of Knowledge16 net expenses.
  Free cash flow margin of approximately 22%.
  Weighted average shares used to compute diluted net income per share of approximately 172 million shares.

For full-year 2016, we expect:

  Subscription revenues between $1,195 and $1,210 million, representing year-over-year growth between 41% and 43%.
  Professional services and other revenues between $160 and $170 million, representing year-over-year growth between 2% and 8%.
  Total revenues between $1,355 and $1,380 million, representing year-over-year growth between 35% and 37%.
  Subscription billings of approximately $1.42 billion, representing year-over-year growth of 37%.
  Professional services and other billings of approximately $180 million, representing year-over-year growth of 10%.
  Total billings of approximately $1.60 billion, representing year-over-year growth of 33%.
  Operating margin and free cash flow margin of approximately 12% and 24%, respectively.
  Weighted average shares used to compute diluted net income per share of approximately 173 million shares.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (21:00 GMT) on Wednesday, April 20, 2016. Interested parties may listen to the call by dialing 877.546.2781 (passcode: 77663505), or if outside North America, by dialing +1.281.973.6269 (passcode: 77663505). Individuals may access the live teleconference from the investor relations section of the ServiceNow website at http://investors.servicenow.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 855.859.2056 (passcode: 77663505), or if outside North America, by dialing +1.404.537.3406 (passcode: 77663505).

Statement regarding use of non-GAAP financial measures

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our financial measures under GAAP include stock-based compensation expense, the amortization of debt discount and issuance costs related to the convertible senior notes, amortization of purchased intangibles, legal settlement expense, business combination related expenses, and the related income tax effect of these adjustments. We believe the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities plus cash paid on legal settlements, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of revenues. We believe information regarding free cash flow and free cash flow margin provide investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow and free cash flow margin may not be comparable to similar measures used by other companies.

Total billings is calculated as revenue plus the change in total deferred revenue as presented on the statement of cash flows. We also provide the breakdown of billings information by subscription billings and professional services and other billings. These are calculated based on the respective revenue in each category plus the respective change in deferred revenues for each category. We believe billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business. For guidance purposes, we present a billings growth rate adjusted for constant average billings duration when our subscription billings term for the comparison quarter is greater than twelve months. Subscription billings growth rates adjusted for constant average billings duration, and the corresponding total billings growth rate adjusted for constant average billings duration, are calculated by applying the average billings duration in effect for the comparison quarter instead of the forecasted average billings duration for the guidance period.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including but not limited to the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements include: (i) errors, interruptions, delays, or security breaches of our service or web hosting, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, sell additional subscriptions to existing customers and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, and (v) our ability to compete successfully against existing and new competitors.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2015 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended March 31, 2016.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is changing the way people work. With a service-orientation toward the activities, tasks and processes that make up day-to-day work life, we help the modern enterprise operate faster and be more scalable than ever before. Customers use our service model to define, structure and automate the flow of work, removing dependencies on email and spreadsheets to transform the delivery and management of services for the enterprise. ServiceNow enables service management for every department in the enterprise including IT, human resources, facilities, field service and more. We deliver a ‘lights-out, light-speed’ experience through our enterprise cloud – built to manage everything as a service. To find out how, visit www.servicenow.com.

ServiceNow and the ServiceNow logo are registered trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015

Revenues:
Subscription	$267,422	$179,907
Professional services and other	38,457	32,057
Total revenues	305,879	211,964
Cost of revenues (1):
Subscription	52,781	42,444
Professional services and other	41,479	34,455
Total cost of revenues	94,260	76,899
Gross profit	211,619	135,065
Operating expenses (1):
Sales and marketing	158,610	110,057
Research and development	65,924	49,848
General and administrative	41,237	29,392
Legal settlement	270,000	—
Total operating expenses	535,771	189,297
Loss from operations	(324,152)	(54,232)
Interest expense	(8,109)	(7,578)
Interest income and other income (expense), net	702	4,704
Loss before provision for income taxes	(331,559)	(57,106)
Provision for income taxes	1,773	987
Net loss	$(333,332)	$(58,093)
Net loss per share - Basic and Diluted	$(2.06)	$(0.38)
Weighted-average shares used to compute net loss per share - Basic and Diluted	162,067,108	151,601,880

(1) Includes total stock-based compensation expense for stock-based awards as follows:

	Three Months Ended
	March 31, 2016	March 31, 2015
Cost of revenues:
Subscription	$6,607	$5,165
Professional services and other	6,759	5,213
Sales and marketing	30,998	22,574
Research and development	20,533	15,638
General and administrative	10,411	9,484

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$453,450	$412,305
Short-term investments	447,423	388,945
Accounts receivable, net	190,263	203,333
Current portion of deferred commissions	55,588	51,976
Prepaid expenses and other current assets	46,534	29,076
Total current assets	1,193,258	1,085,635
Deferred commissions, less current portion	36,417	33,016
Long-term investments	361,831	422,667
Property and equipment, net	154,244	144,714
Intangible assets, net	46,246	43,005
Goodwill	57,364	55,669
Other assets	24,683	22,346
Total assets	$1,874,043	$1,807,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,621	$37,369
Accrued expenses and other current liabilities	336,613	101,264
Current portion of deferred revenue	672,049	593,003
Total current liabilities	1,048,283	731,636
Deferred revenue, less current portion	10,468	10,751
Convertible senior notes, net	482,643	474,534
Other long-term liabilities	30,293	23,317
Stockholders’ equity	302,356	566,814
Total liabilities and stockholders’equity	$1,874,043	$1,807,052

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015

Cash flows from operating activities:
Net loss	$(333,332)	$(58,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,452	13,824
Amortization of premiums on investments	1,490	1,830
Amortization of deferred commissions	18,033	15,597
Amortization of debt discount and issuance costs	8,109	7,578
Stock-based compensation	75,308	58,074
Other	(330)	(1,943)
Changes in operating assets and liabilities:
Accounts receivable	15,811	10,436
Deferred commissions	(23,971)	(15,400)
Prepaid expenses and other assets	(19,808)	(18,887)
Accounts payable	3,387	6
Deferred revenue	70,803	55,861
Accrued expenses and other liabilities	245,735	(1,517)
Net cash provided by operating activities	78,687	67,366
Cash flows from investing activities:
Purchases of property and equipment	(29,077)	(26,699)
Acquisition, net of cash acquired	(500)	(1,100)
Purchase of other intangibles	(5,750)	—
Purchases of investments	(180,365)	(132,364)
Sale of investments	92,885	49,412
Maturities of investments	91,858	76,386
Restricted cash	(457)	31
Net cash used in investing activities	(31,406)	(34,334)
Cash flows from financing activities:
Proceeds from employee stock plans	19,873	30,474
Taxes paid related to net share settlement of equity awards	(28,453)	(735)
Payments on financing obligation	(110)	—
Net cash (used in) provided by financing activities	(8,690)	29,739
Foreign currency effect on cash and cash equivalents	2,554	(7,245)
Net increase in cash and cash equivalents	41,145	55,526
Cash and cash equivalents at beginning of period	412,305	252,455
Cash and cash equivalents at end of period	$453,450	$307,981

Calculation of free cash flows (a non-GAAP measure):
Net cash provided by operating activities	$78,687	$67,366
Purchases of property and equipment	(29,077)	(26,699)
Cash paid on legal settlement	17,500	—
Free cash flows	$67,110	$40,667

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015	Growth rates

Subscription revenues:
GAAP subscription revenues	$267,422	$179,907	49%
Increase in subscription deferred revenue	63,873	53,442
Non-GAAP subscription billings	$331,295	$233,349	42%

Professional services and other revenues:
GAAP professional services and other revenues	$38,457	$32,057	20%
Increase in professional services and other deferred revenue	6,930	2,419
Non-GAAP professional services and other billings	$45,387	$34,476	32%

Total revenues:
GAAP total revenues	305,879	211,964	44%
Increase in total deferred revenue from consolidated statements of cash flows	70,803	55,861
Non-GAAP total billings	$376,682	$267,825	41%

Cost of revenues:
GAAP subscription cost of revenues	$52,781	$42,444
Add back:
Stock-based compensation	(6,607)	(5,165)
Amortization of purchased intangibles (1)	(2,768)	(2,783)
Non-GAAP subscription cost of revenues	$43,406	$34,496

GAAP professional services and other cost of revenues	$41,479	$34,455
Add back:
Stock-based compensation	(6,759)	(5,213)
Non-GAAP professional services and other cost of revenues	$34,720	$29,242

Gross profit:
Non-GAAP subscription gross profit	$224,016	$145,411
Non-GAAP professional services and other gross profit	3,737	2,815
Non-GAAP gross profit	$227,753	$148,226

Operating expenses:
GAAP sales and marketing expenses	$158,610	$110,057
Add back:
Stock-based compensation	(30,998)	(22,574)
Amortization of purchased intangibles	(18)	(146)
Non-GAAP sales and marketing expenses	$127,594	$87,337

GAAP research and development expenses	$65,924	$49,848
Add back:
Stock-based compensation	(20,533)	(15,638)
Non-GAAP research and development expenses	$45,391	$34,210

GAAP general and administrative expenses	$41,237	$29,392
Add back:
Stock-based compensation	(10,411)	(9,484)
Amortization of purchased intangibles (1)	(101)	(23)
Business combination and other related costs	(311)	—
Non-GAAP general and administrative expenses	$30,414	$19,885

GAAP legal settlement expense	$270,000	$—
Add back:
Legal settlement	(270,000)	—
Non-GAAP legal settlement expense	$—	$—

GAAP total operating expenses	$535,771	$189,297
Add back:
Stock-based compensation	(61,942)	(47,696)
Amortization of purchased intangibles (1)	(119)	(169)
Business combination and other related costs	(311)	—
Legal settlement	(270,000)	—
Non-GAAP total operating expenses	$203,399	$141,432

Income (loss) from operations:
GAAP loss from operations	$(324,152)	$(54,232)
Add back:
Stock-based compensation	75,308	58,074
Amortization of purchased intangibles (1)	2,887	2,952
Business combination and other related costs	311	—
Legal settlement	270,000	—
Non-GAAP income from operations	$24,354	$6,794

Interest expense
GAAP interest expense	$(8,109)	$(7,578)
Add back:
Amortization of debt discount and issuance costs for the convertible senior notes	8,109	7,578
Non-GAAP interest expense	$—	$—

Income/ (loss) before provision for income taxes
GAAP loss before provision for income taxes	$(331,559)	$(57,106)
Add back:
Stock-based compensation	75,308	58,074
Amortization of purchased intangibles (1)	2,887	2,952
Business combination and other related costs	311	—
Legal settlement	270,000	—
Amortization of debt discount and issuance costs for the convertible senior notes	8,109	7,578
Non-GAAP income before provision for income taxes	$25,056	$11,498

Provision for income taxes:
GAAP provision for income taxes	$1,773	$987
Add back:
Income tax expense effects related to the above adjustments (1)	8,803	8,031
Non-GAAP provision for income taxes	$10,576	$9,018

Net income (loss):
GAAP net loss	$(333,332)	$(58,093)
Add back:
Stock-based compensation	75,308	58,074
Amortization of purchased intangibles (1)	2,887	2,952
Business combination and other related costs	311	—
Legal settlement	270,000	—
Amortization of debt discount and issuance costs for the convertible senior notes	8,109	7,578
Income tax expense effects related to the above adjustments (1)	(8,803)	(8,031)
Non-GAAP net income	$14,480	$2,480

Net income (loss) per share - basic and diluted:
GAAP net loss per share - basic and diluted	$(2.06)	$(0.38)
Non-GAAP net income per share - basic	$0.09	$0.02
Non-GAAP net income per share - diluted	$0.09	$0.01

Weighted-average shares used to compute net income (loss) per share - basic	162,067,108	151,601,880

GAAP weighted-average shares used to compute net loss per share - diluted	162,067,108	151,601,880
Effect of dilutive securities (stock options, restricted stock units and common stock subject to repurchase)	8,265,897	14,713,153
Non-GAAP weighted-average shares used to compute net income per share - diluted	170,333,005	166,315,033

(1) The Non-GAAP amounts presented for the three months ended March 31, 2015 have been revised to exclude the amortization of other intangibles and their related tax effects.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of March 31, 2016. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company's Annual Report on Form 10-K filed on February 25, 2016, and the company's Form 10-Q for the three months ended March 31, 2016 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Growth rates	Constant billings duration growth rates (1)

Non-GAAP subscription billings	$330 - $335 million	$241 million	37% - 39%	43% - 45%

Increase in subscription deferred revenue	46 - 49 million	40 million

GAAP subscription revenue	$284 - $286 million	$201 million	42% - 43%

Non-GAAP professional services and other billings	$40 million	$40 million	0%

Decrease in professional services and other deferred revenue	8 - 9 million	6 million

GAAP professional services and other revenue	$48 - $49 million	$46 million	4% - 6%

Non-GAAP total billings	$370 - $375 million	$281 million	31% - 33%	36% - 38%

Increase in total deferred revenue from consolidated statements of cash flows	38 - 40 million	34 million

GAAP total revenue	$332 - $335 million	$247 million	35% - 36%

Non-GAAP subscription gross margin	83%

Stock-based compensation expense	(2%)

Amortization of purchased intangibles	(1%)

GAAP subscription gross margin	80%

Non-GAAP professional services and other gross margin	31%

Stock-based compensation expense	(13%)

GAAP professional services and other gross margin	18%

Non-GAAP total gross margin	75%

Stock-based compensation expense	(3%)

Amortization of purchased intangibles	(1%)

GAAP total gross margin	71%

Non-GAAP operating margin	7%

Stock-based compensation expense	(24%)

Amortization of purchased intangibles	(1%)

GAAP operating margin	(18%)

Non-GAAP free cash flow margin	22%

Purchases of property and equipment as % of revenue	8%

GAAP net cash provided by operating activities as % of revenue	30%

Non-GAAP weighted-average shares used to compute net income per share - diluted	172 million

Effect of dilutive securities (stock options, restricted stock units)	(8 million)

GAAP weighted-average shares used to compute net loss per share - diluted	164 million

(1) Subscription billings growth rates adjusted for constant average billings duration, and the corresponding total billings growth rate adjusted for constant average billings duration, are calculated by applying the average billings duration in effect for the comparison quarter instead of the forecasted average billings duration for the guidance period.

	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015	Growth rates

Non-GAAP subscription billings	~$1,420 million	$1,038 million	37%

Increase in subscription deferred revenue	210 - 225 million	190 million

GAAP subscription revenue	$1,195 - $1,210 million	$848 million	41% - 43%

Non-GAAP professional services and other billings	~$180 million	$163 million	10%

Increase in professional services and other deferred revenue	10 - 20 million	6 million

GAAP professional services and other revenue	$160 - $170 million	$157 million	2% - 8%

Non-GAAP total billings	~$1,600 million	$1,201 million	33%

Increase in total deferred revenue from consolidated statements of cash flows	220 - 245 million	196 million

GAAP total revenue	$1,355 - $1,380 million	$1,005 million	35% - 37%

Non-GAAP operating margin	12%

Stock-based compensation expense	(22%)

Amortization of purchased intangibles	(1%)

Legal settlement	(20%)

GAAP operating margin	(31%)

Non-GAAP free cash flow margin	24%

Purchases of property and equipment as % of revenue	8%

GAAP net cash provided by operating activities as % of revenue	32%

Non-GAAP weighted-average shares used to compute net income per share - diluted	173 million

Effect of dilutive securities (stock options, restricted stock units)	(8 million)

GAAP weighted-average shares used to compute net loss per share - diluted	165 million

CONTACT:
ServiceNow
Media Contact:
Colleen Haikes, 669-262-2001
press@servicenow.com
Investor Contact:
ir@servicenow.com